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EXHIBIT 21

               SUBSIDIARIES OF THE COMPANY (AS OF MARCH 25, 1999)

                                                                 Percentage of
                                             Jurisdiction of   Securities Owned
            Name                              Incorporation     By the Company
            ----                              -------------     --------------

STI Canadian Holdings Ltd.                    Canada-Federal          100%
Figgie Communications Inc.                    Ohio                    100%
Figgie do Brasil Industria e
  Commercio Ltda. (in liq.)                   Brazil                  100%
STI Foreign Sales Corporation                 Virgin Islands          100%
Figgie (G.B.) Limited                         United Kingdom          100%
  Figgie (U.K.) Limited                       United Kingdom          100%
  Figgie Sportswear (U.K.) Limited            United Kingdom          100%
Figgie International (H.K.) Ltd.              Hong Kong               100%
Figgie Investment Trustee Limited             United Kingdom          100%
Figgie Leasing Corporation                    Delaware                100%
STI Licensing Corporation                     Delaware                100%
Figgie Packaging Systems Pty. Ltd.            Australia               100%
Figgie Pension Trustee Limited                United Kingdom          100%
STI Properties, Inc.                          Delaware                100%
  Chagrin Highlands, Ltd. LLC                 United States            50%
  Chagrin Highlands Inc.                      Ohio                    100%
  STI Properties, Ltd.                        Ohio                    100%
  Figgie Risk Management Company              Florida                  85%
  Virginia Center Inc.                        Virginia                100%
Figgie Sportswear Limited                     United Kingdom          100%
Interstate Electronics Corporation            California              100%
Mojonnier de Mexico S de RL de CV (in liq)    Mexico                   49%
Mojonnier do Brasil Industria e Commercio
   de Equipamentos Ltda. (in liq)             Brazil                  100%
Shanghai Eagle Safety Equipment Ltd.          China                    51%
Willoughby Holdings Inc.                      Delaware                100%
  Willoughby Assurance Ltd.                   Bermuda                 100%


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